EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Form S-4 Registration Statement of Classover Holdings, Inc. of our report dated May 13, 2024 relating to the consolidated financial statements of Class Over Inc. for the years ended December 31, 2023 and December 31, 2022 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

December 13, 2024